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                                                                    EXHIBIT 23.5





                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our reports relating to the consolidated financial statements of Airtech PLC and to all references to our firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN                                             30 March 1999
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Arthur Andersen
Chartered Accountants
St Albans, England